Exhibit 23 (g)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated March 27, 1998 on the financial statements of Eastern North Carolina Cellular Joint Venture, included in this Form 10-K/A, into Vanguard Cellular Systems, Inc.'s previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, Form S-8 Registration Statement No. 33-69824, Form S-8 Registration Statement No. 333-34771, Form S-8 Registration Statement No. 333-34785, and Form S-8 Registration Statement No. 333-34787.


                                                 Arthur Andersen LLP


    Atlanta, Georgia

    March 22, 1999